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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-47917, 33-97972, 333-39471, 333-35399 and
333-09243) and the Registration Statements on Form S-3, as amended, (No.'s 333-43739, 333-39537 and 333-89885) of Patterson Energy, Inc. and subsidiaries of our report dated February 24, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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Dallas, Texas
March 29, 2000